HOME MEDICAL PRODUCTS, INC.
AND SUBSIDIARY

Jackson, Tennessee

Consolidated Financial Statements
Year Ended December 31, 2022

CONTENTS

Independent Auditor's Report	1 – 2

Consolidated Financial Statements

Consolidated Balance Sheet	3

Consolidated Statement of Income	4

Consolidated Statement of Shareholder's Equity	5

Consolidated Statement of Cash Flows	6

Notes to Consolidated Financial Statements	7 – 16

INDEPENDENT AUDITOR'S REPORT

Members of the Board
Home Medical Products, Inc. and Subsidiary

Opinion
We have audited the consolidated financial statements of Home Medical Products, Inc. and subsidiary (collectively, the "Company"), which comprise the consolidated balance sheet as of December 31, 2022, the related consolidated statements of income, shareholders' equity and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively, the "financial statements").

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America ("GAAS"). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern within one year after the date that the financial statements are issued.

Auditor's Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ HORNE LLP

Ridgeland, Mississippi
August 2, 2023

HOME MEDICAL PRODUCTS, INC. AND SUBSIDIARY
Consolidated Balance Sheet
December 31, 2022
2022
ASSETS
Current assets
Cash and cash equivalents	$846,696
Certificates of deposit	52,343
Accounts receivable, less allowance for doubtful accounts of $1,908,644	3,442,393
Inventory	752,172
Other receivables	469,796
Prepaid expenses	83,584
Total current assets	5,646,984
Property and equipment, at cost	16,148,668
Less accumulated depreciation and amortization	(11,237,710)
Property and equipment, net	4,910,958
Other assets
Certificates of deposit, less current portion	821,773
Finance lease, right-of-use assets	878,189
Operating lease, right-of-use assets	363,293
Investments in limited partnership	25,000
Goodwill	892,775
Other intangible assets, net of accumulated amortization of $505,578	121,384
Total other assets	3,102,414
Total assets	$13,660,356

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,640,374
Deferred revenue	786,203
Accrued liabilities	756,578
Current maturities of long-term debt	5,158,385
Borrowings on line of credit	689,889
Notes payable, related party	271,838
Finance lease liabilities, current portion	491,983
Operating lease liabilities, current portion	232,688
Total current liabilities	11,027,938
Non-current liabilities
Long-term debt, less current maturities	1,257,483
Finance lease liabilities, less current portion	354,724
Operating lease liabilities, less current portion	132,656
Total non-current liabilities	1,744,863
Total liabilities	12,772,801
Shareholders' equity
Common shares, $1.00 par value; 1,000 shares authorized, issued and outstanding	1,000
Retained earnings	756,982
Total Home Medical Products, Inc. shareholders' equity	757,982
Noncontrolling interest in consolidated subsidiary	129,573
Total shareholders' equity	887,555
Total liabilities and shareholders' equity	$13,660,356

See accompanying notes.

HOME MEDICAL PRODUCTS, INC. AND SUBSIDIARY
Consolidated Statement of Income
Year Ended December 31, 2022

2022
Revenue	$31,850,810
Cost of revenue	13,289,274
Gross profit	18,561,536
Operating expenses
Selling, general and administrative	17,631,552
Depreciation and amortization	862,585
Gain on disposal of property and equipment	(19,553)
Operating income	86,952
Non-operating expenses
Interest income (expense), net	(421,304)
Other income	89,481
Net loss	(244,871)

Net income attributable to noncontrolling interest
in consolidated subsidiary	30,157
Net loss attributable to Home Medical Products, Inc.
and subsidiary	$(275,028)

See accompanying notes.

HOME MEDICAL PRODUCTS, INC. AND SUBSIDIARY
Consolidated Statement of Shareholder's Equity
Year Ended December 31, 2022

	Common	Retained	Noncontrolling
	Shares	Earnings	Interest	Total
Balance at January 1, 2022	$1,000	$1,032,010	$99,416	$1,132,426
Net income (loss)	-	(275,028)	30,157	(244,871)
Balance at December 31, 2022	$1,000	$756,982	$129,573	$887,555

See accompanying notes.

HOME MEDICAL PRODUCTS, INC. AND SUBSIDIARY
Consolidated Statement of Cash Flows
Year Ended December 31, 2022

2022
Cash flows from operating activities
Net loss	$(244,871)
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	6,137,667
Provision for uncollectible accounts	5,144,142
Gain on disposal of equipment	(19,553)
Noncash operating lease expense	254,806
Changes in operating assets and liabilities
Accounts receivables	(5,175,445)
Inventory	978,631
Other receivables	389,113
Prepaid expenses	69,059
Accounts payable	(506,619)
Accrued expenses	170,481
Deferred revenue	(46,396)
Operating lease liability	(234,493)
Net cash provided by operating activities	6,916,522

Cash flows from investing activities
Certificates of deposit	(9,129)
Purchases of property and equipment	(2,710,549)
Net cash used in investing activities	(2,719,678)

Cash flows from financing activities
Increase in borrowings on line of credit	61,887
Principal payments on finance lease liabilities	(567,930)
Principal payments on payables due to related party	(36,829)
Proceeds from long-term debt	5,942,921
Principal payments on long-term debt	(10,213,980)
Net cash used in financing activities	(4,813,931)

Net decrease in cash and cash equivalents	(617,087)
Cash and cash equivalents at beginning of year	1,463,783
Cash and cash equivalents at end of year	$846,696

Supplemental disclosures of cash flow information
Cash paid for interest	$421,922
Supplemental disclosures of non-cash investing and financing activities
Right-of-use assets obtained in exchange for new finance lease liabilities	$506,337
Medical equipment obtained through vendor equipment obligations	$2,235,826
Reduction in finance lease liabilities with proceeds from disposal of finance lease right-of-use assets	$45,912
See accompanying notes.

HOME MEDICAL PRODUCTS, INC. AND SUBSIDIARY
Year Ended December 31, 2022
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1. Nature of Business and Summary of Significant Accounting Policies

Organization and Nature of Business

Home Medical Products, Inc. ("HMP") is a provider of home medical equipment ("HME") incorporated under the laws of the State of Tennessee and offers in-home medical products and services to patients through its offices in Tennessee, Mississippi, and Alabama.

Doc Supply of West Tennessee, LLC ("Doc Supply") is a 67 percent-owned subsidiary of HMP. Doc Supply provides rehabilitation medical equipment and accessories to patients in West Tennessee, North Mississippi, and East Arkansas.

Principles of Consolidation

The consolidated financial statements include the accounts of HMP, its wholly-owned subsidiaries, and Doc Supply (the "Company"). All significant intercompany transactions and accounts have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most sensitive estimates included in these consolidated financial statements relate to contractual discounts under third-party contracts and the allowance for uncollectible accounts.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of the following at December 31, 2022:

Cash	$334,688
Money market accounts	512,006
Total	$846,694

Certificates of Deposit

Certificates of deposit with original maturities greater than three months and remaining maturities less than one year are classified as current assets. Certificates of deposit with remaining maturities greater than one year are classified as noncurrent assets.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are regularly reviewed for collectability and an allowance is recorded to cover the estimated bad debts and billing modifications. The accounts receivable are presented on the Consolidated Balance Sheet net of the allowance for doubtful accounts. It is possible that the estimates of the allowance for doubtful accounts could change, which could have a material impact on operations and cash flows.

HOME MEDICAL PRODUCTS, INC. AND SUBSIDIARY
Year Ended December 31, 2022
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1. Continued

An allowance for doubtful accounts and a corresponding provision for bad debts are established based on an aging of receivables and historical collection percentages. Actual write-offs of amounts determined to be uncollectible are charged against the allowance for doubtful accounts. The allowance for doubtful accounts is evaluated on a regular basis by management and is based upon management's periodic review of the collectability of the accounts in light of historical experience, the nature and volume of the accounts and the agreements with the respective third-party payors.

Inventory

Inventory represents non-serialized supplies that consist of equipment parts, consumables, and associated product supplies and is expensed at the time of sale or use. The Company values inventory at the lower of cost or net realizable value. Obsolete and unserviceable inventories are valued at estimated net realizable value.

Property and Equipment

Property and equipment are recorded at cost and presented on the Consolidated Balance Sheet net of accumulated depreciation. Expenditures for maintenance and repairs necessary to maintain property and equipment in efficient operating condition are expensed as incurred. Major renewals and improvements that extend the useful life or capacity of the asset are capitalized.

Depreciation is computed using the straight-line method with useful lives of the property ranging from one to 10 years. The estimated useful lives for each class of depreciable assets are as follows:

Description	Years
Medical equipment	1 – 5
Computer equipment	5
Office furniture and fixtures	5 – 10
Leasehold improvements	Shorter of useful life or lease
Vehicles	5

Goodwill and Other Intangible Assets

The Company's goodwill was recorded as a result of business combinations in prior years and was accounted for using the acquisition method of accounting. The Company does not amortize goodwill but tests it at least annually for impairment or whenever events or circumstances indicate that the carrying value may not be recoverable in accordance with the Accounting Standards Codification ("ASC") Topic 350, Intangibles – Goodwill and Other, ("ASC 350"). No impairment loss resulted from the Company's impairment tests performed for the year ended December 31, 2022.

Other intangible assets consist of customer relationship intangibles and noncompete agreements acquired by the Company in connection with acquisition of businesses. Customer relationship intangibles and noncompete agreements, designated as finite-lived intangible assets in accordance with ASC 350, are amortized using the straight-line method over their estimated useful lives and are reviewed for impairment in accordance with the provisions of ASC 350. Future amortization expense of other intangible assets is expected to be $41,384, $40,000, and $40,000 in 2023, 2024 and 2025, respectively.

HOME MEDICAL PRODUCTS, INC. AND SUBSIDIARY
Year Ended December 31, 2022
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1. Continued

Impairment of Long-Lived Assets

The Company evaluates long-lived assets, other than goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Upon such an occurrence, recoverability of assets to be held and used is measured by comparing the carrying amount to estimated undiscounted future cash flows. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized based upon the amount by which the carrying amount exceeds the fair value of the asset. There was no impairment loss recognized in 2022.

Income Taxes

HMP, with the consent of its shareholders, has elected under the Internal Revenue Code and similar provisions of state law, to be taxed as an S Corporation. Doc Supply is a limited liability corporation that has elected to be taxed as a partnership for federal and state income tax purposes.

The shareholders of HMP and members of Doc Supply separately account for their proportionate share of the Company's income, deductions, losses and credits for federal income tax purposes. Therefore, no provision or liability for federal income taxes has been included in the accompanying consolidated financial statements.

HMP and Doc Supply are subject to state income taxes on income apportioned to the state of Tennessee. Tennessee state income taxes consist of taxes currently due or refundable and deferred income taxes accounted for using the liability method. Deferred income taxes relate to temporary differences between assets and liabilities recognized differently for financial reporting purposes and the amounts used for income tax purposes. State deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. Tennessee state income taxes were not significant as of and for the year ended December 31, 2022.

Advertising

Advertising costs are expensed as incurred. Advertising expense was $71,142 for the year ended December 31, 2022.

Revenue Recognition

Revenue from a customer consists of sales and rentals of home medical equipment and medical services. Patient revenues are billed to and collections received from Medicare, Medicaid, third-party insurers, co-insurance and patient-pay. Patient revenue is recognized net of contractual adjustments and bad debt based on contractual arrangements with third-party payors, an evaluation of expected collections resulting from the analysis of current and past due accounts, past collection experience in relation to amounts billed and other relevant information. Contractual adjustments result from the differences between the rates charged for services and reimbursement rates paid by government-sponsored healthcare programs and insurance companies for such services.

HOME MEDICAL PRODUCTS, INC. AND SUBSIDIARY
Year Ended December 31, 2022
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1. Continued

The Company's contracts with customers often include multiple products and services, and the Company evaluates these arrangements to determine the unit of accounting for revenue recognition purposes based on whether the product or service is distinct from other products or services in the arrangement and should be accounted for as a separate performance obligation. A product or service is distinct if the customer can benefit from it on its own or together with other readily available resources and the Company's ability to transfer the goods or services is separately identifiable from other promises in the contractual arrangement with the customer (e.g. patient). Revenue is then allocated to each separately identifiable good or service based on the standalone price of the items underlying the performance obligations. Most of the Company's products fall in the Medicare fee-for--service program which is a payment model where services are unbundled and paid for separately. These services are paid based on a Medicare determined price that is publicly available on the Centers for Medicare and Medicaid Services website. For commercial payors, durable medical equipment ("DME") companies must negotiate in-network pricing separately, though in general, the Company's payors tend to benchmark their contract rates and coverage policies closely to those of Medicare.

The Company considers performance obligations for sales and rentals to be met when the customer receives the equipment, and revenue for rentals is recognized over time, over the respective rental period. For revenue associated with HME rentals, the Company recognizes revenue in accordance with the Financial Accounting Standards Board ("FASB") ASC Topic 842, "Leases," ("Topic 842"). For any HME sales and services, the Company recognizes revenue under FASB ASU 2014-09, "Revenue from Contracts with Customers," ("Topic 606") and related amendments.

The Company recognizes equipment rental revenue over the non-cancelable lease term, which varies based on the type of equipment rental, less estimated adjustments, in accordance with Topic 842. The Company has separate contracts with each patient that are not subject to a master lease agreement with any third-party payor. The Company would first consider the lease classification issue (sales-type lease or operating lease) and then appropriately recognize or defer rental revenue over the lease term.

The revenues from each major source are summarized in the following table:

Revenue from rentals under Topic 842	$17,338,367
Revenue from sales and services under Topic 606	14,512,443
Total revenues	$31,850,810

Revenue Accounting under Topic 842

The Company leases HME such as non-invasive and invasive ventilators, CPAP machines and other equipment such as hospital beds, walkers, crutches, tens units, specialty mattresses and lifts to customers for a fixed monthly amount on a month-to-month basis. The customer generally has the right to cancel the lease at any time during the rental period. The Company considers these rentals to be operating leases.

HOME MEDICAL PRODUCTS, INC. AND SUBSIDIARY
Year Ended December 31, 2022
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1. Continued

Under FASB Topic 842, the Company recognizes rental revenue on operating leases on a straight-line basis over the contractual lease term which varies based on the type of equipment rental. The lease term begins on the date equipment is delivered to patients, and revenues are recorded at amounts estimated to be received under reimbursement arrangements with third-party payors, including Medicare, private commercial payors, and Medicaid. Certain customer co-payments are included in revenue when considered probable of payment, which is generally when paid.

Revenue Accounting under Topic 606

The Company sells HME, replacement parts and supplies to customers and recognizes revenue based on contractual payment rates as determined by the payors at the point in time where control of the good or service is transferred through delivery to the customer. The customer and, if applicable, the payors are generally charged at the time that the product is sold.

The Company determines its estimates of contractual allowances and discounts based upon contractual agreements, its policies and historical experience. While the rates are fixed for the product or service with the customer and the payors, such amounts typically include co-payments, co-insurance and deductibles, which vary in amount, and are due from the patient. The Company includes in the transaction price only the amount that the Company expects to be entitled, which is substantially all of the payor billings at contractual rates. The transaction price is initially constrained by the amount of customer co-payments, which are included in the transaction price when considered probable of payment and included in revenue if the product or service has already been provided to the customer.

Due to the nature of the industry and the reimbursement environment in which the Company operates, certain estimates are required to record net revenue and accounts receivable at their net realizable values. Inherent in these estimates is the risk that they will have to be revised or updated as additional information becomes available. Specifically, the complexity of many third-party billing arrangements and the uncertainty of reimbursement amounts for certain services from certain payors may result in adjustments to amounts originally recorded. Such adjustments are typically identified and recorded at the point of cash application or claim denial.

Returns and refunds are not accepted on equipment sales. The Company does not offer warranties to customers in excess of the manufacturer's warranty. Any taxes due upon sale of the products or services are not recognized as revenue. The Company does not have any partially or unfilled performance obligations related to contracts with customers and as such, the Company has no contract liabilities as of December 31, 2022.

Leases

The Company accounts for lease arrangements in accordance with Topic 842. Topic 842 requires lessees to recognize most leases on their balance sheet as a right-of-use ("ROU") asset representing the right to use an underlying asset and a lease liability representing the obligation to make lease payments over the lease term, measured on a discounted basis. Topic 842 also requires additional disclosure of key quantitative and qualitative information for leasing arrangements. Similar to the previous lease guidance, Topic 842 retains a distinction between finance leases (similar to capital leases in Topic 840, Leases) and operating leases, with classification affecting the pattern of expense recognition in the income statement.

HOME MEDICAL PRODUCTS, INC. AND SUBSIDIARY
Year Ended December 31, 2022
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1. Continued

The Company determines if an arrangement is or contains a lease at inception, which is the date on which the terms of the contract are agreed to, and the agreement creates enforceable rights and obligations. A contract is or contains a lease when (i) explicitly or implicitly identified assets have been deployed in the contract and (ii) the Company obtains substantially all of the economic benefits from the use of that underlying asset and directs how and for what purpose the asset is used during the term of the contract. The Company also considers whether its service arrangements include the right to control the use of an asset.

The Company made an accounting policy election available under Topic 842 not to recognize ROU assets and lease liabilities for leases with a term of 12 months or less. For all other leases, ROU assets and lease liabilities are measured based on the present value of future lease payments over the lease term at the commencement date of the lease. The ROU assets also include any initial direct costs incurred and lease payments made at or before the commencement date and are reduced by any lease incentives. To determine the present value of lease payments, the Company uses the interest rate implicit in the lease, if known, or the Company's incremental borrowing rated for borrowings under similar terms if the implicit rate is not known.

Recently Adopted Accounting Pronouncements

On January 1, 2023, the Company adopted ASU 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments, The standard replaces the current incurred loss impairment model that recognizes losses when a probable threshold is met with a requirement to recognize lifetime expected credit losses immediately when a financial asset is originated or purchased. Further, the FASB issued ASU 2019-04 and ASU 2019-05 to provide additional guidance on the credit losses standard. While the adoption of ASC 326 could result in a higher allowance for credit losses on receivables within the scope of the standard due to the prescribed measurement principles, the Company does not expect the impact of the adoption on the consolidated financial statements to be material.

Recently Issued Accounting Pronouncements

In September 2022, the FASB issued ASU No. 2022-04, Liabilities — Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations, which requires entities that use supplier finance programs in connection with the purchase of goods and services to disclose the key terms of the programs and information about their obligations that are outstanding at the end of the reporting period. The amendments in this update are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, except for the amendment on roll-forward information, which is effective for fiscal years beginning after December 15, 2023. The Company does not expect the update to affect the recognition, measurement, or financial statement presentation of supplier finance program obligations, but is evaluating the impact of the update on related disclosures upon adoption.

HOME MEDICAL PRODUCTS, INC. AND SUBSIDIARY
Year Ended December 31, 2022
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 2. Property and Equipment

A summary of property and equipment as of December 31, 2022 follows:

Medical equipment (including leased equipment)	$13,941,299
Computer equipment	249,225
Office furniture and fixtures	431,217
Leasehold Improvements	32,156
Vehicles	1,494,771
Total	16,148,668
Less accumulated depreciation and amortization	(11,237,710)
Property and equipment, net of
accumulated depreciation and amortization	$4,910,958

Note 3. Line of Credit and Long-Term Debt

In July 2021, the Company entered into a credit facility (the "Credit Facility") with a financial institution. The Credit Facility provides a $1,000,000 ("Credit Limit") revolving line of credit (the "Revolving Line of Credit") maturing July 26, 2023. Available borrowing are equal to the lesser of the Credit Limit or borrowing base, as defined. The Revolving Line of Credit bears interest at variable rates. As of December 31, 2022, outstanding borrowings under the Revolving Line of Credit totaled $689,889. Available borrowings on the line of credit totaled $310,111 at December 31, 2022.

A summary of the Company's long-term debt as of December 31, 2022 follows:

Equipment obligations consisting of installment notes payable for medical equipment and other financing for medical equipment that transfer ownership to the Company at the end of the lease term, payable in monthly installments through 2026, including interest at zero percent to 7.99 percent.	$5,341,204
Notes payable to banks due in monthly installments, including interest at 4.25 percent to 6.00 percent, through 2026, collateralized by certain equipment and certificates of deposit.	927,965
Other notes payable	146,699
Total	6,415,868
Less current maturities	5,940,455
Long-term debt, less current maturities	$475,413

A summary of future annual maturities of notes payable outstanding at December 31, 2022, is as follows:

Year Ending December 31,	Amount
2023	$5,940,455
2024	412,693
2025	52,353
2026	10,367
$6,415,868

HOME MEDICAL PRODUCTS, INC. AND SUBSIDIARY
Year Ended December 31, 2022
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 4. Leases

The Company leases vehicles under a master lease agreement with terms ranging from three to five years which are accounted for as finance leases. Under the terms of the master lease agreement, Company guarantees the residual values of the individual vehicles. Management determined that it is not probable that amounts will be owed under the residual value guarantees. Accordingly, such guaranteed residuals are excluded from the finance lease liability as of December 31, 2022. The Company is subject to per mile charges on vehicle mileage that exceed certain specified levels. Per mile charges are accounted for as variable lease payments and are not significant for the year ended December 31, 2022. The lessor provides insurance and maintenance services under the terms of the master lease agreement which are accounted for separately from the leasing arrangement.

The Company leases its operating facilities under operating leases that range from month-to-month lease terms to up to five-year terms. Certain of the facility leases contain renewal options that are included in the lease term if it is reasonably certain at inception that the renewal option will be exercised. In accordance with the Company's accounting policy election, the Company does not recognize a ROU asset or lease liability for short-term leases with a term of 12 months or less.

Operating lease cost is recognized on a straight-line basis over the lease term. Finance lease cost is recognized as a combination of the amortization expense for the ROU assets and interest expense for the outstanding lease liabilities, and results in a front-loaded expense pattern over the lease term. The components of lease expense are as follows for the year ended December 31, 2022:

Operating lease cost	$254,806
Finance lease cost – amortization of right-of-use assets	597,550
Finance lease cost – interest on lease liabilities	30,505
Short-term lease cost	627,091
Total lease cost	$1,509,952

Future undiscounted cash flows for each of the next five years and thereafter and a reconciliation to the lease liabilities recognized on the balance sheet are as follows as of December 31, 2022:

Year Ending December 31	Operating Leases	Finance Leases
2023	$242,683	$523,105
2024	117,194	229,533
2025	17,957	143,089
Total undiscounted operating lease payments	377,834	895,727
Less: imputed interest	(12,490)	(49,020)
Present value of lease liabilities	$365,344	$846,707

HOME MEDICAL PRODUCTS, INC. AND SUBSIDIARY
Year Ended December 31, 2022
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 4. Continued

The weighted average remaining lease term and discount rate for lease liabilities included in the accompanying consolidated balance sheet are as follows:

	Operating Leases	Finance Leases
Weighted average remaining lease term (years)	1.69	1.98
Weighted average discount rate	4.25%	5.32%

The cash paid for amounts included in the measurement of lease liabilities:

Cash flows from operating leases	$254,806
Cash flows from finance leases	$572,840

Note 5. Employee Benefit Plan

The Company maintains a 401(k) plan for the employees of the Company who have completed one year of employment. The Company's matching 401(k) contribution is based on a percentage of employee deferrals. Benefits are generally payable, depending on vesting, upon termination of employment, retirement (at age 65) or upon disability. Contributions to the plan during 2022 were $102,754.

Note 6. Concentration of Credit Risk

At December 31, 2022, the Company had funds on deposit with federally insured banks of which approximately $331,978 was in excess of the $250,000 federal deposit insurance coverage limits.

The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management expectations.

Note 7. Related Party Transactions

The Company has payables due to the owners and affiliates on demand in the amount of $283,881 at December 31, 2022.

The Company leases certain of its operating facilities under short-term operating leases from S&K Partners, a related party through common ownership. Total short-term lease expense on such leases totaled $516,000 for the year ended December 31, 2022.

HOME MEDICAL PRODUCTS, INC. AND SUBSIDIARY
Year Ended December 31, 2022
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 8. Commitments and Contingencies

Periodically the Company is involved in various external governmental investigations, audits and reviews. Reviews, audits and investigations of this sort can lead to government actions, which can result in the assessment of recoupment of reimbursement, civil or criminal fines or penalties, or other sanctions, including restrictions or changes in the way the Company conducts business, loss of licensure or exclusion from participation in government healthcare programs. The Company accrues estimates for resolution of any legal and other contingencies when losses are probable and reasonably estimable in accordance with ASC 450, Contingencies.

Note 9. Subsequent Events

Subsequent events have been evaluated through August 2, 2023, the date that the consolidated financial statements were available to be issued, and determined there were no events occurring during that period necessary to disclose other than those described below.

Effective January 1, 2023, HMP transferred its ownership in Doc Supply to the members of HMP and an employee of HMP.

On April 18, 2023, Viemed Healthcare, Inc. entered into a definitive stock purchase agreement with the Company and the Company's shareholders to acquire 100 percent of the equity ownership of the Company. The transaction closed on June 1, 2023, in exchange for approximately $28 million in cash, subject to customary post-closing net working capital and other adjustments.

On June 20, 2023, HMP repaid all outstanding borrowings associated with its Credit Facility, amounting to $1,005,695. The repayment was made in accordance with the terms and conditions specified in the Credit Facility agreement. On June 21, 2023, the Company discharged two term loans with outstanding principal amounts of $629,698 and $35,841, respectively. This repayment of term loans was executed in adherence to the contractual obligations stipulated in the respective loan agreements.